UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50129	59-3547281
(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 24, 2007, Hudson Highland Group, Inc. issued a press release announcing its financial results for the quarter and nine months ended September 30, 2007. A copy of such press release is furnished as Exhibit 99.1 to this Current Report.

Also on October 24, 2007, Hudson Highland Group, Inc. posted on its web site a Letter to Shareholders, Employees and Friends, which discusses results for the quarter and nine months ended September 30, 2007. A copy of such letter is furnished as Exhibit 99.2 to this Current Report.

The company is examining an accounting issue with its external auditors relating to contingent cash earn out payments the company made in connection with the JMT acquisition between 2004 to 2007. The company accounted for the contingent cash earn out payments as goodwill. The company is determining whether up to $19 million of those payments must be reclassified from goodwill to compensation expense. Any such reclassification could require a restatement of prior period financial statements, but would not affect the company’s cash flows for such periods. The company intends to resolve this accounting issue prior to the timely filing of its Form 10-Q for the third quarter of 2007.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

99.1	Press Release of Hudson Highland Group, Inc. issued on October 24, 2007.

99.2	Letter to Shareholders, Employees and Friends issued on October 24, 2007 and posted to Company’s web site.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC. (Registrant)

By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

Dated: October 25, 2007

Hudson Highland Group, Inc.

Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Hudson Highland Group, Inc. issued on October 24, 2007.

99.2	Letter to Shareholders, Employees and Friends issued on October 24, 2007 and posted to Company’s web site.